Exhibit 10.15


                         EMPLOYMENT SEPARATION AGREEMENT

      This EMPLOYMENT SEPARATION AGREEMENT ("Agreement") is made and entered into as of this 26th day of September, 2005 by and among First Ipswich Bancorp ("Bancorp"), The First National Bank of Ipswich ("Bank"), a national banking institution, each having its principal office at 31 Market Street, Ipswich, MA 01938 and all of their affiliates (Bancorp, Bank and all of their affiliates being herein collectively referred to as "Ipswich") and Michael J. Wolnik (the "Employee"), having a mailing address of 170 Olympic Lane, North Andover, Massachusetts 01845.

      1. The parties acknowledge Employee's resignation effective September 26, 2005 (the "Effective Date"). Employee acknowledges that after the Effective Date he will not represent himself as an employee or agent of Ipswich, and further acknowledges that he has and shall have no authority to represent himself as an employee or agent of Ipswich.

      2. Employee agrees to provide consulting services to Ipswich from the date hereof through December 31, 2005. Such services shall be provided at such times during Ipswich's normal hours of operation as Ipswich shall require, at Bank premises or other premises located in a city or town in which the Bank has a branch. Such consulting services shall not be required for periods in excess of 40 hours in any week. Employee shall provide such consulting services as Ipswich shall require as to any matters relative to his services while an employee of Ipswich, and as to any services within the authority of a chief financial officer, treasurer or senior vice president of a bank or a bank holding company.

      3. In exchange for the mutual covenants set forth in this Agreement, and subject to the limitations provided for in this Agreement, Ipswich agrees to pay to Employee (hereinafter the "Severance Pay") (i) the equivalent of his base salary while employed by Ipswich during the period from the date of this Agreement through December 31, 2005 (such payments to be made at the same times as if Employee were still an employee of Ipswich, and such payments to be less state and federal tax related deductions), and (ii) for the period commencing from the date of this Agreement and ending on December 31, 2005, Ipswich shall provide to Employee the group insurance health benefits offered to full-time employees of Ipswich on the same basis provided to such employees. If at any time prior to December 31, 2005, Employee obtains full-time employment with another employer, all of the obligations of Ipswich under this Paragraph 3 shall terminate effective on the Employee's first day of employment, in which case Ipswich shall pay Employee $50 per hour for any consulting services required from such date through December 31, 2005. In the event that Employee revokes this Agreement within the seven (7) day period pursuant to Paragraph 14 hereof, all of the obligations of Ipswich hereunder shall terminate and any payments made by Ipswich to Employee hereunder shall be returned by the Employee to Ipswich. In the event Employee fails at any time to provide consulting services required by Ipswich pursuant to Paragraph 2 hereof, Ipswich's obligation to make any additional payments of Severance Pay otherwise required hereunder shall terminate.

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

      4. Employee further acknowledges that he has received from Ipswich payment for all vacation earned as of September 26, 2005. Employee further acknowledges that he has been paid all wages, commissions, bonuses, vacation pay, holiday pay and any other form of compensation or benefit that may be due to him now or in the future in connection with his employment or the termination of his employment with Ipswich.

      5. Employee expressly acknowledges that he has returned to Ipswich all Ipswich documents (and any copies thereof) and property including, without limitations his parking card, cell phone, access card and all keys.

      6. Employee further agrees that all information relating in any way to the subject matter of this Agreement, including the terms and amounts to be paid under this Agreement, shall be held confidential by Employee and shall not be publicized or disclosed to any person (other than an immediate family member, legal counsel or financial advisor, provided that any such individual to whom disclosure is made agrees to be bound by these confidentiality obligations), business entity or government agency (except as mandated by state or federal law). Employee further agrees that he will not make any statements that are disparaging about or adverse to the business interests of Ipswich (including its officers, directors and employees) or which are intended to harm the reputation of Ipswich (including its officers, directors, and employees) including, but not limited to, any statements that disparage any product, service, finances, capability or any other aspect of the business of Ipswich, including its officers, directors, and employees. The breach of this paragraph by Employee shall constitute a material breach of this Agreement and shall relieve Ipswich of any further obligations hereunder and shall entitle Ipswich to any other legal or equitable remedy available to Ipswich.


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

      7. In consideration of the covenants set forth herein, and more particularly the Severance Pay to be provided to Employee and other good and valuable consideration, Employee, his agents, heirs, legatees, successors and assigns (collectively hereinafter the "Employee-Releasors") hereby irrevocably and unconditionally release, remise and forever discharge Ipswich, any former divisions, parent corporation, subsidiaries and affiliates, and its and their current and former respective owners, stockholders, agents, directors, officers, employees, representatives, attorneys, and their predecessors, successors, heirs, executors, administrators and assigns, and all persons acting by, through, under or in concert with any of them (collectively hereinafter the "Ipswich-Releasees"), of and from any and all actions, causes of actions, suits, debts, charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, and expenses (including attorneys' fees and costs actually incurred), of any nature whatsoever, in law or equity, with respect to, relating to, or arising out of Employee's employment with Ipswich, including claims with respect to termination of such employment, which Employee-Releasors had, now have, or hereafter may have against Ipswich-Releasees from the beginning of time to the date of the signing and delivery of this Agreement (collectively "Claims"), and the Employee-Releasors hereby further agree not to sue or bring legal or administrative proceedings of any kind against Ipswich-Releasees in connection with any of the Claims.


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

      Notwithstanding the foregoing, Employee expressly does not release and expressly reserves, and excludes from the definition of "Claims," all claims related to: (i) the obligations of Ipswich under the Agreement, (ii) any vested rights Employee may have in connection with any Employee Retirement Income Security Act (ERISA) plan or any employee welfare benefit plan; (iii) any rights Employee may have to indemnification and defense pursuant to any Ipswich policy or by-laws; (iv) any rights Employee may have to indemnification and defense pursuant to any Ipswich insurance policy; (v) any claim for Workers' Compensation benefits; or (vi) any rights as a depositor or customer of Ipswich.

      8. Without limitation of the generality of the foregoing terms, Employee-Releasors hereby irrevocably and unconditionally release, remise, and forever discharge Ipswich-Releasees from any and all known causes of action, actions, judgments, liens, indebtedness, damages, losses, claims, liabilities, and demands of whatever kind or nature on account of any claim against Ipswich-Releasees arising from or related to Employee's employment relationship with Ipswich or termination thereof including, without limitation, Claims under the following statutes (as enacted and amended): the Massachusetts Wage Statute, M.G.L. c.149, the Massachusetts Fair Employment Practices Statute, M.G.L. Statute, M.G.L. c.151B, the Massachusetts Equal Rights Statute, M.G.L. c.93, ss.102, the Massachusetts Workers Compensation Statute M.G.L. c.l52, the Age Discrimination in Employment Act, 29 U.S.C. ss.621 et seq., the Older Workers Benefit Protection Act, the Civil Rights Act of 1964, 42 U.S.C. ss.2000e-1 et seq., the Civil Rights Act of 1991, the American With Disabilities Act, the


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

Employee Retirement Income Security Act, the Family and Medical Leave Act, the Rehabilitation Act of 1973, Executive Order 11246, and any and all other federal, state, or local laws prohibiting discrimination or harassment on the basis of age, color, race, gender, sex, sexual preference/orientation, marital status, national origin, mental or physical disability, religious affiliation, or veteran status or any other forms of discrimination, or Claims for wrongful discharge, breach of express or implied contract, breach of a covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud, negligence, discrimination, retaliation, sexual harassment, or condoned or permitted discrimination or harassment or a hostile work environment; or any other statutory or common law Claim under any state or federal law. Employee-Releasors acknowledge that Ipswich has not (a) discriminated against, harassed, or condoned, or permitted discrimination, harassment, or a hostile work environment against Employee; (b) breached any express or implied contract with Employee, or
(c) otherwise acted unlawfully toward Employee.


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

      9. With respect to any charges that have been or may be filed concerning events or actions relating to Employee's employment or the termination of employment that occurred on or before the date of this Agreement, Employee additionally waives and releases any right Employee may have to recover in any lawsuit or proceeding brought by Employee, an administrative agency, or any other person on his/her behalf or that includes Employee in any class.

      10. If Employee is found by a court of competent jurisdiction to have breached any provision of this Agreement, Employee understands that he will be liable for all expenses, including costs and reasonable attorneys' fees, incurred by Ipswich in defending any lawsuit or charge of discrimination, regardless of the outcome. Employee agrees to pay such expenses within thirty
(30) days of such determination.

      11. The Employee shall not at any time divulge, use, furnish, disclose or make accessible to anyone, any knowledge or information with respect to confidential or secret data, procedures or techniques of Ipswich, provided, however, that nothing in this Section 11 shall prevent the disclosure by the Employee of any such information which at any time comes in to the public domain other than as a result of the violation of the terms of this Section 11 by the Employee or which is otherwise lawfully acquired by the Employee.


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

      12. Except as expressly provided for herein, this Agreement supersedes any and all prior oral and/or written agreements concerning the subject matter hereof and sets forth the entire agreement between Ipswich and Employee. No variations or modifications hereof shall be deemed valid unless reduced to writing and signed by the parties hereto. This Agreement shall take effect as an instrument under seal and shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts. The terms of this agreement are severable, and if for any reason any part hereof shall be found to be unenforceable, the remaining terms and conditions shall be enforced in full.

      13. Employee hereby acknowledges that he has read this Separation Agreement carefully; that he has been afforded sufficient time to understand the terms and effects of this Separation Agreement; that he understands that Ipswich advises him to consult with an attorney prior to executing this Agreement; that he has been given the opportunity to consult with legal counsel and in fact has consulted with legal counsel; that he freely and voluntarily is entering into and executing this Separation Agreement and that neither Ipswich nor its agents or representatives have made any representations inconsistent with the terms and effects of this Separation Agreement.


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

      14. The parties agree that Employee has been given twenty-one (21) days to accept the terms of this Agreement by signing below; that he has been advised in writing to consult with an attorney prior to signing this Agreement; that to the extent he has executed this Agreement prior to the expiration of that period, he has done so knowingly and voluntarily; that for a period of seven (7) days after the date he signed this Agreement, Employee may revoke this Agreement. Such revocation must be made by delivering a written notice to Donald P. Gill, President, The First National Bank of Ipswich, 31 Market Street, Ipswich, MA 01938.

             [The balance of this page is intentionally left blank.]


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

      IN WITNESS WHEREOF, the parties have executed this agreement, under seal, as of the date first written above.


THE FIRST NATIONAL BANK
   OF IPSWICH


By: /s/ Donald P. Gill 10/24/05            /s/ Michael J. Wolnik 10/21/05
    ---------------------------            ------------------------------
    Donald P. Gill, Its President          Michael J. Wolnik


FIRST IPSWICH BANCORP


By: /s/ Donald P. Gill 10/24/05
    ---------------------------
    Donald P. Gill, Its President


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